Exhibit 99.1

NuZee, Inc. Appoints Randell Weaver as President and Chief Operating Officer

RICHARDSON, Texas, Dec. 12, 2023 /PRNewswire/ -- NuZee, Inc. (NASDAQ: NUZE), a leading coffee co-packing and technology company, today announced Randell Weaver has been appointed to serve as the company’s President and Chief Operating Officer, effective immediately. As President & COO, Weaver will have responsibility for all U.S. operations. Weaver joined the company in August 2023 as Chief Financial Officer and will also continue to serve in that role.

“I am pleased with the progress made since Randell joined in August and am confident the internal initiatives he is leading will translate into improved operating metrics in the quarters ahead,” said Masa Higashida, Chairman and CEO. “Randell’s expanded role in day-to-day U.S. operations will also allow me to focus more attention on growing international markets, where we believe significant opportunities remain, along with an increased focus on the company’s investor base.”

Weaver added, “I look forward to working in this new role to improve our service to existing customers, including building on the initial positive feedback from our Stone licensing relationship. We see meaningful opportunity in calendar 2024 to grow our business while achieving significant cost reductions and efficiencies. Much work remains to achieve our operating goals and I am excited to work with Masa and the Board to meet these objectives.”

Randell Weaver Biography

Mr. Weaver has more than 30 years of well-rounded manufacturing, distribution, and CPG experience with three prior terms as a public company President, COO or CFO and demonstrated success in cash management, fund raising, building and mentoring staff, structuring financing options, optimizing performance, growth, strategic planning and relationship management.

Prior to joining NuZee, Mr. Weaver served as Chief Financial Officer of Reinvention Unlimited, Inc, providing financial and operational management, mentoring and executive oversight services for international manufacturing and distribution clients with a focus on regulated industries in food, pharmaceuticals and contracting. Before that, he held several key positions, including CFO of a publicly held CPG manufacturing and distribution company with international operations and units in baked organic baby foods, nutritional supplements, and highly regulated cannabis products. While there, he transitioned that issuer’s listing from TSX to NASDAQ and helped raise in excess of $15 million in debt and equity. Mr. Weaver previously held interim management positions at a private equity-acquired food packaging company and a frozen food company.

Mr. Weaver holds a Bachelor of Science degree in business administration from Cal State University, Northridge, and a Master of Arts in spiritual psychology from University of Santa Monica.

About NuZee

NuZee, Inc., (NASDAQ: NUZE), is a leading co-packing company for single-serve coffee formats that partners with companies to help them expand within the single-serve and private label coffee category. Providing end-to-end innovative and sustainable solutions with the flexibility and capacity for both small roasters and large global brands, NuZee is revolutionizing the way single-serve coffee is enjoyed in the U.S. Through the brand’s unique process, NuZee fulfills every aspect of co-packing needs, from sourcing, roasting and blending, to packing and packaging.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, NuZee’s beliefs, plans, goals, objectives, expectations, assumptions, estimates, intentions, future performance, other statements that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. NuZee cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect NuZee’s current expectations and NuZee does not undertake to update or revise these forward-looking statements except as required by law, even if experience or future changes make it clear that any projected results expressed or implied in this or other NuZee statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond NuZee’s control, which could cause actual results to differ materially from the forward-looking statements. Statements related to, among other things, the consummation of the offering of common stock and potential changes in market conditions constitute forward-looking statements. These risks and uncertainties, many of which are beyond our control, include: NuZee’s plan to obtain funding for its operations, including funding necessary to develop, manufacture and commercialize its products; the impact to NuZee’s business from COVID-19 global crisis; general market acceptance of and demand for NuZee’s products; and NuZee’s commercialization, marketing and manufacturing capabilities and strategy; for description of additional factors that may cause NuZee’s actual results, performance or expectations to differ from any forward looking statements, please review the information set forth in the ‘Risk Factors’ and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of NuZee’s public reports and NuZee’s other filings made with the SEC.

SOURCE NuZee, Inc.

Contact/IR:

IR@Nuzeeusa.com